UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 1, 2009
(Date of earliest event reported)

U.S. Precious Metals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 International Parkway, 5th Floor
Lake Mary, Florida 32746
(Address of principal executive offices)

(407) 566-9310
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-22(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2009, the Board of Directors (the “Board”) of U.S. Precious Metals, Inc. (“USPR”) elected David W. Burney as a member of the Board, effective immediately, filling an existing vacancy on the Board. Mr. Burney has been USPR’s President since December 20, 2007.

Mr. Burney was a consulting geologist to USPR from August 2007 to December 2007. Between January 2007 and August 2007, he was USPR’s Chief Operating Geologist. Mr. Burney holds a Master’s Degree in Geology, Ore Deposits Exploration, from New Mexico Institute of Mining and Technology. Mr. Burney was an underground mine geologist for Amax Lead Company of Missouri, Buick Mine, and was later assigned to the mine’s exploration group. During the 1990’s, as adjunct faculty with Cochise College, Sierra Vista, AZ, Mr. Burney taught geology courses while continuing exploration for mineral resources in the southwest United States. In addition, Mr. Burney worked for U.S. Antimony Corporation, Thompson Falls, Montana and Kennecott Exploration, Tucson, Arizona. Mr. Burney is a member of the Society of Economic Geologist and the Mining and Metallurgical Society of America.

There are no arrangements or understandings between Mr. Burney and any other persons pursuant to which Mr. Burney was selected as a director. Mr. Burney has not been named, and at this time, not expected to be named, to any committee of the Board.

There have been no transactions since the beginning of USPR’s last fiscal year, or any currently proposed transaction, in which USPR was or is to be a participant, in which the amount involved exceeds $120,000 and in which Mr. Burney had or will have a direct or indirect material interest.

Mr. Burney is not a party to, nor does he participate in, any material plan, contract or arrangement in connection with his election.

In connection with Mr. Burney’s election, the Board approved a grant of 250,000 shares of common stock, par value $0.00001 (the “Common Stock”). This grant is in lieu of cash compensation for services to be rendered to the Company during calendar year 2009. The Company is currently scheduled to issue the shares of Common Stock sometime in the first calendar quarter of 2010.

The Board also approved a grant to M. Jack Kugler, Chief Executive Officer and Chairman of the Board, of stock options to purchase 3,000,000 shares of Common Stock for his services as the Chairman of the Board and Chief Executive Officer.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On October 8, 2009, USPR issued a press release in which it announced that David W. Burney was elected to the Board of USPR.

A copy of the Press Release, dated October 8, 2009, is attached to this Form 8-K as Exhibit 99.1. Such press release is incorporated by reference into this Form 8-K in its entirety.

Item 9.01

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated October 8, 2009.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Precious Metals, Inc.

By:	/s/ M. Jack Kugler
Name: M. Jack Kugler
Title: Chief Executive Officer
Date: October 8, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated October 8, 2009.